UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 8, 2009 Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On June 8, 2009, Kip Garcia, The Gymboree Corporation's (the "Company's") President and Blair Lambert, the Company's Chief Operating Officer and Chief Financial Officer, each established a Rule 10b5-1 sales plan for shares of the Company's common stock as part of a personal investment diversification strategy.  Rule 10b5-1 requires, among other things, that the trading plans be established only at a time when the officer is not aware of material, nonpublic information.  The plans specify the term of the plans, which for each officer will expire July 9, 2010, the number of shares to be sold, and the times and prices at which shares may be sold.  The shares to be sold will be acquired upon the exercise of a portion of stock options and pursuant to restricted stock awards that were granted to each of Mr. Garcia and Mr. Lambert from 2003 to 2008.

If all conditions of the plans are met, the aggregate number of shares that may be sold under the plans would be 50,638 and 80,846, for each of Mr. Garcia and Mr. Lambert, respectively, which would equal approximately 15% and 23%, respectively, of the aggregate number of shares, including vested and unvested equity awards, each officer holds as of June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: June 12, 2009	By:	/s/ BLAIR W. LAMBERT
Name: Blair W. Lambert
Title: Chief Operating Officer and Chief Financial Officer